EXHIBIT 10.3

                             CONSULTING AGREEMENT

      This agreement is made and entered into by and between VINCENT W. BEALE, SR., 205 Grogan Point Road, The Woodlands, Texas 77380 (hereinafter referred to as "Consultant") and CYNET, INC., 12777 Jones Road, Suite 400, Houston, Texas 77070 (hereinafter referred to as "Company"), this 17th day of June, 1997.

                                  Witnesseth:

      Whereas, Consultant has skills and experience in the area of finance, business development and Investment Banking, and

      Whereas, Company wishes to engage Consultant to assist Company in fashioning its Investment Banking strategies especially with respect to an Initial Public Offering and later Public Offerings of its stock and other securities, mergers and acquisitions and Consultant is willing to accept such employment:

      Now, therefore, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties hereby agree as follows:

                                  I.  DUTIES

      1.01 Company hereby engages Consultant, on a non-exclusive basis, to advise Company and otherwise assist it in formulating its investment, merger and acquisition strategies and in the formation of its Investment Banking relationships.

                        II.  COMPENSATION AND EXPENSES

      2.01 Company agrees to compensate Consultant at an hourly rate fee of Two Hundred Fifty and 00/100 Dollars ($250.00) per hour during the term of this Agreement.

      2.02 Company also agrees to pay Consultant for his reasonable expenses incurred in connection with the performance of his duties under this Agreement.

      2.03 Contemporaneous with the execution of this document, Company has given to Consultant, and Consultant acknowledges receipt of, a retainer fee in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) to cover Consultant's reasonably anticipated initial expenses and fees in connection with the performance of his duties set forth in this Agreement.

                                  III.  TERM

      3.01 The term of this Agreement shall commence on June 16, 1997, and continue for one (1) year from said date renewable annually at the option of Company, and may be canceled by either party with a 30-day written notice.

                      IV.  CONFIDENTIALITY OF INFORMATION

      4.01 Whereas by virtue of this Agreement both Consultant and Company will have
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access to certain confidential information of the other, both Consultant and
Company agree to hold all such confidential or proprietary information or trade secrets ("Information"), in trust and confidence and to use such information only for the express purpose set forth in this Agreement and not to disclose such information to any other person.

      4.02 At the conclusion of this Agreement, all information, including written notes and memoranda, taken by either party shall be returned to the other party. Consultant specifically represents that it will use its best efforts to safeguard and protect all Company confidential information released to it by Company and return same to Company upon the termination of this Agreement.

      4.03 It is understood that this section shall not apply to any information known by either party or generally known within the industry prior to the date of this agreement or which becomes common knowledge within the industry thereafter.

                   V.  GENERAL AND ADMINISTRATIVE PROVISIONS

      5.01 Parties Bound. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representative, successors and assigns.

      5.02 Assignment. Consultant shall have no right to transfer or assign his interest in this Agreement without the prior written consent of the Company.

      5.03 Corporate Authority. If any party hereto is a legal entity (partnership, corporation, and/or trust), such party represents unto the other that this Agreement, the transaction contemplated herein, and the execution and delivery hereof, have been duly authorized by all necessary partnership, corporate or trust proceedings and actions, including without limitation, the action on the part of the directors, if the party is a corporation.

      5.04 Time Limits. Time is of the essence in this Agreement and accordingly all time limits shall be strictly construed and rigidly enforced.

      5.05 No Waiver. The failure or delay of enforcement of the rights detailed herein by either party shall not constitute a waiver of said rights or be considered as a basis for estoppel.

      5.06 Should any suit be commenced to enforce the Company's rights herein, in the event the Company is successful, Company agrees to pay Company its expenses incurred in connection with such action, including attorney's fees.

      5.07 Paragraph Headings. The paragraph headings used herein are descriptive only and shall have no legal force or effect whatever.

      5.08 Use of Pronouns. The use of the neuter singular pronoun to refer to the Parties described herein shall be deemed a proper reference even though the Parties may be an

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individual, a partnership, a corporation, or group of two or more individuals, partnerships or corporations. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more than one party to this Agreement, and to either corporations, partnerships or individuals, males or females, shall in all instances, be assumed as though in each case fully expressed.

      5.09 Texas Law. This Agreement shall be subject to and governed by the laws of the State of Texas.

      5.10 Severability. If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such a specific provision herein shall not be held to invalidate any other provisions herein, which other provisions shall remain in full force and effect unless removal of said invalid provisions destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled.

      5.11 Entire Agreement. This Agreement shall represent the entire agreement by and between the Parties hereto except as otherwise provided herein, and it may not be changed except by written amendment duly executed by all parties hereto.

      Signed and accepted and agreed to this 17th day of June, 1997, by the undersigned parties who hereby acknowledge that they have read and understand this Agreement and hereby execute this legal document voluntarily and of their own free will.

CYNET, INC.                               VINCENT W. BEALE
            "COMPANY"                                 "CONSULTANTS"


BY:/s/RAY DAVIS                           BY:/s/VINCENT W. BEALE
      RAY DAVIS                                 VINCENT W. BEALE
      PRESIDENT & C.E.O.